UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.


           July 27, 2004                            033-10456
       --------------------                    --------------------
          Date of Report                    Commission File Number
(Date of earliest event reported)

                   SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                                56-2416925
      ---------------------               -------------------------
(State or other jurisdiction of      (I.R.S. Employer Identification Number)
 incorporation or organization)



                       6 Youpeng Road, Qufu, Shandong China 273100
                      ----------------------------------------------
                   (Address of Principal Executive Offices) (Zip Code)

                                     (86)537-4424999
                                     -----------------
                  (Registrant's telephone number, including area code)

                                    Network USA, Inc.
                                  ----------------------
              (Former Name or Former Address, if Changed Since Last Report)
            -----------------------------------------------------------------

Item  5. Other Events and Regulation FD Disclosure.

         Effective July 27, 2004 Network USA, Inc. changed its name to Sunwin International Neutraceuticals, Inc. The Company filed an amendment to its Articles of Incorporation on July 12, 2004 to change its name, and to increase the number of shares of common stock it is authorized to issue to 200,000,000 shares, $.001 par value per share.

         Also effective July 27, 2004, the Company effected a six for one (6:1) forward stock split of its issued and outstanding common stock. Each stockholder of record at the close of business on July 27, 2004 will receive five additional shares of common stock for each share of common stock held. The common stock commenced trading on the OTCBB, on a post-split basis, on Wednesday July 28, 2004

         The new CUSIP number for the Company's common stock is 867877102, and the new trading symbol on the OTCBB, giving effect to the name change, is SUWN. Stockholders are not required to tender their existing stock certificates in connection with either the name change or forward split.


Item 7.           Financial Statements and Exhibits.

(c)      Exhibits

3.1               Certificate of Amendment to Articles of Incorporation
99.1              News release dated July 21, 2004
99.2              News release dated July 27, 2004


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

Dated: July 28, 2004                By:      /s/  BauzhongYuan
                                   -----------------------------
                                                 Bauzhong Yuan, CEO